UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2006

Community Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

0-18460	57-0866395
(Commission File Number)	(I.R.S. Employer Identification)

1402-C Highway 72, Greenwood, South Carolina 29649

(Address, Including Zip Code of Principal Executive Offices)

(864) 941-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Community Capital Corporation (the “Company”), the bank holding company for CapitalBank, established a Delaware statutory trust subsidiary, Community Capital (SC) Statutory Trust I (the “Trust”), which completed the sale of $10,000,000 of trust preferred securities on June 15, 2006. The Trust issued the trust preferred securities at an annual rate for the period commencing on January 15, 2006 and ending on June 14, 2011 equal to 7.04%, and at an annual rate equal to the three month LIBOR rate plus 1.55% for the period thereafter. The trust preferred securities mature on June 15, 2036, and can be called without penalty beginning on June 15, 2011. The Trust simultaneously issued 310 of the Trust’s common securities to the Company for a purchase price of $310,000, which constitutes all of the issued and outstanding common securities of the Trust. The Trust used the proceeds from the sale of the trust preferred securities and common securities to purchase the Company’s junior subordinated deferrable interest notes due 2036 (the “Debentures”). The net proceeds of the offering will be used by the Company for general corporate purposes including providing capital to its wholly-owned subsidiary.

The Debentures were issued pursuant to an Indenture (the “Indenture”) entered into between the Company and Wilmington Trust Company, as trustee (the “Trustee”) dated June 15, 2006, a copy of which is attached hereto as Exhibit 4.2. The terms of the Debentures are substantially the same as the terms of the trust preferred securities. The interest payments by the Company will be used by the Trust to pay the quarterly distributions to the holders of the trust preferred securities. The Indenture permits the Company to redeem the Debenture after June 15, 2011.

The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust, dated June 15, 2006, a copy of which is attached hereto as Exhibit 10.50, between the Company, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and the Administrators named therein.

Pursuant to Guarantee Agreement dated June 15, 2006, between the Company and Wilmington Trust Company, the Company has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities. The obligations of the Company under the Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.51, are subordinate to all of the Company’s senior debt.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits. Copies of the Amended and Restated Declaration of Trust, Indenture, and Guarantee Agreement relating to the trust preferred issuance by Community Capital (SC) Statutory Trust I are attached as Exhibits.

Exhibit Number	Description
4.2	Indenture dated as of June 15, 2006, between Community Capital Corporation and Wilmington Trust Company, as trustee.

10.50	Amended and Restated Declaration of Trust dated as of June 15, 2006, among Community Capital Corporation, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and Mary Beth Ginn, Heather N. Price and R. Wesley Brewer, as administrators.

10.51	Guarantee Agreement dated as of June 15, 2006, between Community Capital Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CAPITAL CORPORATION

Date: June 16, 2006	By:	/s/ R. Wesley Brewer
R. Wesley Brewer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.2	Indenture dated as of June 15, 2006, between Community Capital Corporation and Wilmington Trust Company, as trustee.

10.50	Amended and Restated Declaration of Trust dated as of June 15, 2006, among Community Capital Corporation, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and Mary Beth Ginn, Heather N. Price and R. Wesley Brewer, as administrators.

10.51	Guarantee Agreement dated as of June 15, 2006, between Community Capital Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.